AGREEMENT OF AMENDMENT NO. 8

Dated as of November 17, 2017

Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 15, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Senior Loan Fund (formerly Invesco Van Kampen Senior Loan Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in proper alphabetical order therein:

“”LIBOR Rate” shall have the meaning assigned to such term in the definition of “Direct Lender Eurodollar Rate”.”

The parties hereto agree that, effective as of the date hereof, the definition of “Conduit Lender Related Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$187,500,000” set forth therein with the amount “$162,500,000”.

The parties hereto agree that, effective as of the date hereof, the definition of “Direct Lender Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$187,500,000” set forth therein with the amount “$162,500,000”.

The parties hereto agree that, effective as of the date hereof, the definition of “Direct Lender Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby restated in its entirety to read as follows:

“”Direct Lender Eurodollar Rate” means, (i) with respect to any Advance made by any Direct Lender for any Settlement Period of one week, one month, two months or three months, an interest rate per annum determined by such Direct Lender to be equal to the quotient (rounded upward, if necessary, to the next higher 1/100 of 1%) of (y) the higher of (1) 0.0%, and (2) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two (2) Business Days prior to the commencement of such Settlement Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Settlement Period (the “LIBOR Rate”), provided, that, in the event the LIBOR Rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Direct Lender Eurodollar Rate” with respect to such Advance during such Settlement Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as is reasonably determined in good faith by such Direct Lender or, in the absence of such availability, by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Settlement Period are offered by the principal office of such Direct Lender to leading banks in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Settlement Period, provided further that if for any reason such rate is not available, the “Direct Lender Eurodollar Rate” with respect to such Advance during such Settlement Period shall be the rate reasonably determined in good faith by such Direct Lender from another recognized source or interbank quotation, divided by (z) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage; and (ii) with respect to any Advance made by any Direct Lender for any Settlement Period of one day, an interest rate per annum equal to the Overnight Rate.”

The parties hereto agree that, effective as of the date hereof, the definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following language at the end thereof: “or, if for any reason such rate is not available, the rate reasonably determined in good faith by the Program Agent from another recognized source or interbank quotation; provided, that, in any case, if the Eurodollar Rate shall be less than zero, the Eurodollar Rate shall be deemed to be zero”.

The parties hereto agree that, effective as of the date hereof, the definition of “Fee Letters” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing subclause (ii) set forth therein with the following: “that certain amended and restated letter agreement dated as of November 17, 2017 between the Borrower and the Direct Lender, as the same may from time to time be amended, supplemented, waived or modified”.

The parties hereto agree that, effective as of the date hereof, the definition of “Overnight LIBOR Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end thereof: “; provided, further, that if for any reason such rate is not available, such rate shall be the rate reasonably determined in good faith by the applicable Direct Lender from another recognized source or interbank quotation”.

The parties hereto agree that, effective as of the date hereof, the definition of “Principal Office” set forth in Section 1.01 of the Credit Agreement is hereby restated in its entirety to read as follows:

“”Principal Office” means (i) with respect to Citibank, the principal office of Citibank presently located at 388 Greenwich Street, New York, New York or at such other location as Citibank shall designate in writing to the Borrower, or (ii) with respect to State Street, the principal office of State Street presently located at One Lincoln Street, Boston, Massachusetts or at such other location as State Street shall designate in writing to the Borrower.”

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “November 17, 2017” set forth therein with the date “November 16, 2018”.

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by replacing each instance of the language “390 Greenwich Street, 1st Floor” set forth therein with the language “388 Greenwich Street, 7th Floor”.

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by restating the notice information applicable to the Direct Lender as follows:

If to the Direct Lender:	State Street Bank and Trust Company
1 Iron Street, CCB 0900
Boston, MA 02116
Attention: Janet Nolin
Telephone No.: (617) 662-8629
Facsimile No.: (617) 988-6677
jbnolin@statestreet.com

The parties hereto agree that, effective as of the date hereof, the signature pages of the Credit Agreement shall be amended to replace the amount “$187,500,000” set forth therein as the Secondary Lender’s “Secondary Lender Commitment” with the amount “$162,500,000”.

The parties hereto agree that, effective as of the date hereof, the signature pages of the Credit Agreement shall be amended to replace the amount “$187,500,000” set forth therein as the Direct Lender’s “Direct Lender Commitment” with the amount “$162,500,000”.

The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $243,750.00. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up- front fee (the “Direct Lender Up-Front Fee”) in the amount of $243,750.00. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

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The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 8, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 8 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 8 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

CRC FUNDING, LLC,		CIESCO, LLC,
As Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

Agreement of Amendment No. 8

Invesco Senior Loan Fund

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO SENIOR LOAN FUND, as Borrower
By:	/s/ Janet B. Nolin	By:	/s/ Elizabeth Nelson
Name:	Janet B. Nolin	Name:	Elizabeth Nelson
Title:	Vice President	Title:	Assistant Secretary

Agreement of Amendment No. 8

Invesco Senior Loan Fund